 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 13, 2016

ESSENDANT INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2016, the Board of Directors (the “Board”) of Essendant Inc. (the “Registrant”) adopted amendments to Section 2.5 of the Registrant’s Amended and Restated Bylaws (the “Bylaws”). The amendments modify the information required to be included in a stockholders’ notice of business or nomination to be brought at a meeting of the Registrant’s stockholders. The amendments also add to Section 2.5 of the Bylaws a requirement that the stockholder’s notice for nominating a candidate for election or re-election to the Registrant’s board of directors be accompanied by specific information from the person nominated by such stockholder for election as a director.  The amendments also require the updating of information required to be provided to the Registrant.

The Bylaws of the Registrant, as amended to reflect the changes described above, are filed as Exhibit 3.1 to this report. The foregoing description of the amendments to Section 2.5 is qualified in its entirety by the full text of Section 2.5 included in the Bylaws.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

3.1*	Amended and Restated Bylaws of Essendant Inc.

 ______________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ESSENDANT INC.
Date: December 16, 2016	/s/Eric A. Blanchard
Senior Vice President, General Counsel and Secretary